                                                                     EXHIBIT 3.1


                AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                      OF
                           BANK OF THE OZARKS, INC.
                    (Formerly named Ozark Bankshares, Inc.)


     The undersigned Chairman and Chief Executive Officer and Secretary of Ozark Bankshares, Inc., a corporation duly organized and existing under the laws of the State of Arkansas, hereby certify that the stockholders of said corporation, pursuant to the provisions of the Arkansas Business Corporation Act of 1965, as amended (the "1965 Act") have duly adopted these Amended and Restated Articles of Incorporation as set forth below:

     FIRST.  The name of this corporation is changed from OZARK BANKSHARES, INC.
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to BANK OF THE OZARKS, INC. (hereinafter referred to as the "Corporation").

     SECOND.  The nature of the business of the Corporation and the objects or
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purpose to be transacted, promoted or carried on by it, and for which it is organized, are as follows:

     (a) To acquire, purchase, own, hold, operate, develop, lease, mortgage, pledge, exchange, sell, transfer or otherwise invest, trade or deal in, in any manner, securities, stocks, mortgages, bonds, and real and personal property of every kind and description or in any interest therein.

     (b) To engage in any activities which are permissible for bank holding companies, and to do all things incidental to any such business, and to do and perform all other things necessary or beneficial to the Corporation or to the general public which the Board of Directors may from time to time determine should be done.

     (c) To issue notes, bond, debentures, or other obligations of the Corporation, and to secure the same by mortgage, pledge, deed or trust, or otherwise.

     (d) To purchase, acquire, own and hold securities of other corporations, limited liability companies, associations, trusts and other forms of businesses, whether incorporated or unincorporated, and to provide services to such businesses, or engage in businesses related to any such businesses, and to do any and all lawful acts necessary, convenient, advisable or desirable which may be incidental or pertinent to such businesses.

     (e) To engage in any lawful business and to exercise all of the powers enumerated in the Arkansas Business Corporation Act of 1987, as amended (the "1987 Act").

     THIRD.  The period of existence of this Corporation shall be perpetual.
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     FOURTH.  The principal office or place of business of this Corporation
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shall be located at 425 West Capitol Avenue, Suite 3100, Little Rock, Arkansas,
72201, County of Pulaski.

     FIFTH.  The name of the registered agent and registered office of this
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Corporation is George G. Gleason, II, 425 West Capitol Avenue, Suite 3100,
Little Rock, Arkansas, 72201, County of Pulaski.

     SIXTH.  (a) The total amount of the authorized capital stock of the
     -----
Corporation is as follows:

     SHARES        CLASS                        PAR VALUE
     ------        -----                        ---------

     10,000,000    Common                        $.01
                   (previously designated
                   as "Series A Voting
                   Common")

     1,000,000     Preferred                     $.01

     (b) The preferences, limitations and relative rights of each class of shares is as follows:

     1.  PREFERRED STOCK:
         ----------------

     The Preferred Stock may be issued in one or more series. The Board of Directors of the Corporation is hereby authorized to issue shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions of all shares of such series. The authority of the Board of Directors of the Corporation with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

       A. The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series, if any.

       B. The voting powers, if any, applicable to such series and whether such voting powers are full or limited.

       C. The redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid.

       D. Whether dividends, if any, will be cumulative or non-cumulative, the dividend rate of such series, and the dates and preferences of dividends on such series.

       E. The rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation.

       F. The provisions, if any, pursuant to which the shares of such series are convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the

     Corporation or any other corporation or other legal entity, and the price or prices or the rates of exchange applicable thereto.

       G. The right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other legal entity.

       H.  The provisions, if any, of a sinking fund applicable to such series.

       I. Any other relative, participating, optional, or special powers, preferences, rights, qualifications, limitations, or restriction thereof.

     The foregoing may be determined from time to time by the Board of Directors of the Corporation and stated in a resolution or resolutions providing for the issuance of such Preferred Stock.

     2.  COMMON STOCK
         ------------

       A.  Voting Rights.  The holders of the Common Stock shall be entitled to
           -------------
     vote on all matters any stockholder is entitled to vote upon pursuant to these Articles or by statute or constitutional provisions. The holders of the Common Stock shall not be entitled to cumulate votes for the election of directors. Each share of Common Stock shall be entitled to one vote in the election of each director.

       B.  No Redemption or Conversion Rights.  The Common Stock shall have no
           ----------------------------------
     redemption or conversion rights or provisions.

       C.  Dividends.  Whenever cash dividends upon the Preferred Stock at the
           ---------
     time outstanding, if any, to the extent of the preference to which such stock is entitled, shall have been paid in full or declared and set apart for payment, such dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock out of the remaining net profits or surplus of the Corporation.

       D.  Liquidation.  In the event of any liquidation, dissolution, or
           -----------
     winding up of the affairs of the Corporation, whether voluntary, or involuntary, all assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock, if any, of the full amounts to which they shall be entitled, as hereinbefore provided, shall be divided and distributed among the holders of the Common Stock according to their respective shares.

     The issued and existing capital stock of the Corporation, previously denoted as "Series A Voting Common Stock", now designated as "Common Stock", shall not require the issuance of replacement certificates and the issuance of additional shares, if any, may be made on certificates identical to the existing certificates or on other forms as may from time to time be approved by the Board of Directors.

     SEVENTH.  No holder of any of the shares of the capital stock of the
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Corporation shall be entitled as of right to purchase or to subscribe for any unissued stock of any class, or any additional shares of any class, to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation or carrying any right to purchase stock of any class, but any such unissued stock, or such additional authorized issue of any stock, or of other securities convertible into stock or carrying any right to purchase stock, may be issued and disposed of, pursuant to resolutions of the Board of Directors, to such persons, firms, corporations, or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     EIGHTH.  (a)  Except as set forth in these Articles of Incorporation, the
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number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors in accordance with the provisions set forth in the Bylaws and may be increased or decreased from time to time in the manner
specified therein.   No director of the Corporation need be a resident of the
State of Arkansas or a stockholder.

     (b) Except as otherwise required by law, a director may be removed only for cause, and then only by the affirmative vote of stockholders holding of record two-thirds (2/3) of the outstanding shares of the series and classes of stock of the Corporation which were, by these Articles or by action of the Board of Directors pursuant to the Articles, entitled to vote at the election of such director, given at a special meeting of such stockholders called for such purpose.

     (c) A vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the term by the vote of a majority of directors then in office in accordance with the provisions set forth in the Bylaws. In case of any increase in the number of directors of any class, any additional directors elected to such class shall hold office for a term which shall coincide with the full term or the remainder of the term, as the case may be, of such class. No reduction in the number of directors shall, of itself, shorten the term or result in the removal of any incumbent director.

     (d) By resolution of the Board of Directors, the Board of Directors may at such time as the Corporation has nine (9) or more directors be divided into two or three groups, with each group containing one-half (1/2) or one-third (1/3) of the total, as equal in number as may be possible. In that event, the terms of directors in the first group expire at the first annual shareholders' meeting after their election, the terms of the second group expire at the second annual shareholders' meeting after their election, and the terms of the third group, if any, expire at the third annual shareholders' meeting after their election. At each annual meeting of shareholders held thereafter, directors shall be elected to the class whose terms shall expire in that year and shall hold office for a term of two (2) or three (3) years, as the case may be, and until their respective successors are elected. A separate election shall be held with respect to each class of directors at any meeting of stockholders at which a member or members of more than one class of directors is being elected. The number of directors within each class may be fixed or changed from time to time by resolution of the Board of Directors in accordance with the provisions set forth in these Articles and the Bylaws.

     (e) The affirmative vote of stockholders holding of record two-thirds (2/3) of the outstanding shares of the series and classes of stock of the Corporation which were, by these Articles or by action of the Board of Directors pursuant to the Articles, entitled to vote at a meeting of such stockholders called for such purpose, is required to amend, repeal or modify any provision of this Article Eighth.

     NINTH.  To the fullest extent permitted by the 1987 Act, as it now exists
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or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision shall not be construed to eliminate or limit in any way the liability of a director for:

     (a) any breach of the Director's duty of loyalty to the Corporation or its stockholders;

     (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     (c) liability under Ark. Code Ann. Section 4-27-833;
                         ---  ---- ---

     (d) any transaction from which the Director derived an improper personal benefit; or

     (e) any action, omission, transaction or breach of a director's duty creating any third-party liability to any person or entity other than the Corporation or its stockholders.

     TENTH.  (a)  The Corporation shall indemnify any person who was or is a
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party or is threatened to be made a party to any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) or (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section.

         (f) The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

         (h) The powers and duties of the Corporation to indemnify any person under this Article shall apply with equal force whether an action, suit or proceeding is threatened or commenced in this State or outside this State.

     ELEVENTH.  The affairs of the Corporation shall be governed by the Arkansas
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Business Corporation Act of 1987, as amended.

     IN WITNESS WHEREOF, we have hereunto set our hands on this 22nd day of May, 1997.

                                            BANK OF THE OZARKS, INC.
                                            (f/k/a OZARK BANKSHARES, INC.)



                                            /s/ George G. Gleason, II
                                            ---------------------------------
                                            George G. Gleason, II,
                                            Chairman and Chief Executive Officer


Attest:



/s/ Donna Quandt
----------------------------------
Donna Quandt, Secretary